Exhibit 99.(h)(1)(i)

THE UBS FUNDS

AMENDED AND RESTATED ADMINSTRATION CONTRACT

AMENDMENT NUMBER ONE

THIS AMENDMENT is made as of the 1st day of March 2024, by and between The UBS Funds, a Delaware statutory trust (the "Trust"), and UBS Asset Management (Americas) LLC (formerly known as UBS Asset Management (Americas) Inc.) ("UBS AM"), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Trust and UBS AM have previously entered into an Administration Contract, dated April 1, 2006, as amended and restated as of September 2, 2021, with respect to those series listed in Appendix I (the "Contract");

WHEREAS, UBS AM has converted from a Delaware corporation to a Delaware limited liability company pursuant to Delaware statute, and has changed its name to "UBS Asset Management (Americas) LLC";

WHEREAS, the Trust's Board of Trustees has approved an amendment to the Contract to reflect such conversion; and

WHEREAS, UBS AM and the Trust desire to amend Exhibit A of the Contract to reflect the deletion of certain series of the Trust that have ceased operations and have been terminated;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.	All references to UBS Asset Management (Americas) Inc. in the Contract are hereby revised to UBS Asset Management (Americas) LLC.

2.	That the first sentence of the first paragraph of the Contract is hereby revised to read as follows: "Contract made as of April 1, 2006, as amended and restated as of September 2, 2021, between THE UBS FUNDS, a Delaware statutory trust (the "Trust") and UBS ASSET MANAGEMENT (AMERICAS) LLC (formerly known as UBS Asset Management (Americas) Inc.) ("UBS AM"), a Delaware limited liability company.

3.	EXHIBIT A is revised to read as follows:

Exhibit A

to the Administration Contract dated April 1, 2006, as amended and restated

September 2, 2021,

between UBS Asset Management (Americas) LLC and The UBS Funds

1.	UBS All China Equity Fund

2.	UBS Emerging Markets Equity Opportunity Fund

3.	UBS Engage For Impact Fund

4.	UBS Global Allocation Fund

5.	UBS International Sustainable Equity Fund

6.	UBS U.S. Small Cap Growth Fund

7.	UBS Multi Income Bond Fund

8.	UBS Sustainable Development Bank Bond Fund

9.	UBS US Dividend Ruler Fund

10.	UBS US Quality Growth At Reasonable Price Fund

4.	The parties hereby further agree that no other provisions of the Contract are in any way modified by this Amendment, and that all other provisions of the Contract remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

THE UBS FUNDS		THE UBS FUNDS

By:	/s/ Mark E Carver	By:	/s/ Joanne Kilkeary
Name:	Mark E Carver	Name:	Joanne Kilkeary
Title:	President	Title:	Treasurer

UBS ASSET MANAGEMENT (AMERICAS) LLC		UBS ASSET MANAGEMENT (AMERICAS) LLC

By:	/s/ Eric Sanders	By:	/s/ Keith A.Weller
Name:	Eric Sanders	Name:	Keith A.Weller
Title:	Director and Associate General Counsel	Title:	Executive Director and Deputy General Counsel

APPENDIX I

UBS All China Equity Fund

UBS Emerging Markets Equity Opportunity Fund

UBS Engage For Impact Fund

UBS Global Allocation Fund

UBS International Sustainable Equity Fund

UBS U.S. Small Cap Growth Fund

UBS Multi Income Bond Fund

UBS Sustainable Development Bank Bond Fund

UBS US Dividend Ruler Fund

UBS US Quality Growth At Reasonable Price Fund